Exhibit 99.3

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Central European Distribution Corporation

We have audited the accompanying consolidated balance sheets of Botapol Holding B.V. and its subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Botapol Holding B.V. and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers Sp. z o.o.

September 23, 2005.

BOTAPOL HOLDING B.V.

CONSOLIDATED BALANCE SHEETS

Amounts in columns expressed in thousands of U.S. dollars

		December 31,
		2004	2003
ASSETS
CURRENT ASSETS
Cash & cash equivalents		$7,598	$5,763
Trade accounts receivable, net (including related party receivables of $2,223 in 2004 and $1,157 in 2003)	3	65,291	55,957
Inventories	4	12,624	8,715
Prepaid expenses and other receivables	5	4,231	4,069
Deferred income taxes	6	1,580	1,186

TOTAL CURRENT ASSETS		91,324	75,690

Intangible assets, net	7	11,859	901
Tangible fixed assets, net	8	12,019	8,604
Other assets		4	4

TOTAL ASSETS		$115,206	$85,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES

Trade accounts payable, net (including related party payables of $6,655 in 2004 and $916 in 2003)		$17,355	$8,625

Short term loans and overdraft facilities (including related party loan of $5,483 in 2004)	9	17,024	19,658
Current portion of obligations under capital leases	10	1,301	667
Taxes payable		34,157	26,679
Other accrued liabilities	11	19,853	13,875

TOTAL CURRENT LIABILITIES		89,690	69,504

Long-term obligations under capital leases	10	844	907
STOCKHOLDERS’ EQUITY
Common Stock (4,000 shares authorized and issued, EUR 1,000 par value)		3,616	3,616
Additional paid in capital		4,312	4,312
Retained earnings		7,666	4,916
Accumulated other comprehensive income		9,078	1,944
STOCKHOLDERS’ EQUITY		24,672	14,788

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$115,206	$85,199

See accompanying notes.

BOTAPOL HOLDING B.V.

CONSOLIDATED STATEMENTS OF INCOME

Amounts in columns expressed in thousands of U.S. dollars

	Year ended December 31,
	2004	2003	2002
Sales	$219,031	$211,252	$206,081
Less –Excise taxes	(126,173)	(125,335)	(141,763)

Net Sales	92,858	85,917	64,318

Cost of goods sold	(39,382)	(42,758)	(26,064)

Gross profit	53,476	43,159	38,254
Selling, general and administrative expenses	(32,009)	(31,968)	(30,184)
Provision for doubtful accounts and notes	(1,646)	(1,359)	(1,321)

Operating income	19,821	9,832	6,749
Non-operating income / (expense)
Interest expense	(895)	(1,887)	(2,838)
Interest income	58	—	311
Realized and unrealized foreign currency transaction gain/(losses), net	111	(675)	—
Other expense, net	(1,225)	(1,979)	(724)

Income before income taxes	17,870	5,291	3,498
Income tax expense	(3,751)	(4,403)	(1,353)

Net income	$14,119	$888	$2,145

See accompanying notes.

BOTAPOL HOLDING B.V.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Amounts in columns expressed in thousands of U.S. dollars

	Common Stock Issued		Additional Paid-in- Capital	Retained Earnings	Accumulated other comprehensive loss	Total
	No. of Shares	Amount
Balance at December 31, 2001	4,000	$3,616	$4,312	$1,883	$—	$9,811

Net income for 2002				2,145		2,145
Foreign currency translation adjustment					1,512	1,512

Comprehensive income for 2002						3,657
Balance at December 31, 2002
	4,000	$3,616	$4,312	$4,028	$1,512	$13,468

Net income for 2003				888		888
Foreign currency translation adjustment					432	432

Comprehensive income for 2003						1,320
Balance at December 31, 2003
	4,000	$3,616	$4,312	$4,916	$1,944	$14,788

Net income for 2004				14,119		14,119
Foreign currency translation adjustment					7,134	7,134

Comprehensive income for 2004						21,253
Dividend payment				(11,369)	—	(11,369)
Balance at December 31, 2004	4,000	$3,616	$4,312	$7,666	$9,078	$24,672

See accompanying notes.

BOTAPOL HOLDING B.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in columns expressed in thousands of U.S. dollars

	Year ended December 31,
	2004	2003	2002
Operating Activities
Net income	$14,119	$888	$2,145
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	2,161	1,799	1,771
Interest	836	1,887	2,526
Profit on investing activities	(468)	(238)	—
Other	(385)	(553)	—
Changes in operating assets and liabilities:
Accounts receivable	5,505	3,899	(12,358)
Inventories	(1,724)	(734)	(1,888)
Prepayments and other current assets	858	6,777	(2,392)
Trade accounts payable	6,557	(2,112)	1,552
Income and other taxes	607	938	(2,702)
Other accrued liabilities and other	2,886	8,556	3,782

Net cash (used in)/provided by operating activities	30,952	21,107	(7,564)
Investing Activities
Purchases of equipment and intangible assets	(2,026)	(3,884)	(1,515)
Acquisition of subsidiaries	(9,509)	—	—
Proceeds from the disposal of equipment and financial assets	699	1,224	1,085

Net cash used in investing activities	(10,836)	(2,660)	(430)
Financing Activities
Borrowings on short term loans and overdraft facility	5,483	6,279	13,882
Repayment of short term loans and overdraft facility	(13,048)	(16,678)	(2,957)
Interest paid	(551)	(1,878)	(2,526)
Dividend paid	(11,369)	—	—
Payment of capital leases	(1,737)	(1,128)	(793)

Net cash (used in)/provided by financing activities	(21,222)	(13,405)	7,606
Currency effect on cash balances	2,941	204	738
Net increase in cash	1,835	5,246	350
Cash and cash equivalents at beginning of period	5,763	517	167

Cash and cash equivalents at end of period	$7,598	$5,763	$517

Supplemental disclosures of cash flow information

Interest paid	$551	$1,878	$2,526

Income tax paid	$3,799	$2,799	$1,550

See accompanying notes.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

1. Organization and Description of Business

Botapol Holding B.V (“Botapol”) is a holding company with no operations which has two wholly owned subsidiaries, Bols Sp. z o.o (“Bols”) and Hillcroft Limited Sp. z o.o. (“Hillcroft”). The holding company is a Dutch company. The operating subsidiaries are Polish companies dealing with the distillation and sale of locally produced vodka and the importation and distribution of vodka and other spirits and wines. Hillcroft is the owner of the Soplica and Czysta Slaska trademarks. Other than owning these trademarks, Hillcroft has no operations. Hillcroft licenses these trademarks to Bols in consideration of royalty payments. Bols has one subsidiary, WTK Soplica Sp. z o.o. ( “WTK Soplica”). Bols is one of the largest producers of vodka in Poland producing leading vodka brands such as Bols Vodka and Soplica.

The Company through its subsidiaries derives all its revenues in Poland.

2. Significant Accounting Policies

The significant accounting policies and practices followed by the Company are as follows:

Basis of Presentation

The Consolidated Financial Statements include the accounts of Botapol and all its wholly and majority-owned subsidiaries and fully controlled subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidation.

Botapol’s subsidiaries maintain their books of account and prepare their statutory financial statements in Polish zloty (PLN) in accordance with Polish statutory requirements and the Accounting Act of September 29, 1994. The subsidiaries’ financial statements have been adjusted to reflect accounting principles generally accepted in the United States of America (U.S. GAAP).

The consolidated financial statements are prepared under U.S. GAAP and have been presented in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements.

Foreign Currency Translation and Transactions

The functional currency for the Company and its subsidiaries is the Polish zloty (PLN). For the preparation of these financial statements in the US Dollar reporting currency, assets and liabilities has been translated at the exchange rate in effect at each year-end. The Income Statements are translated at the average rate of exchange prevailing during the respective year. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders’ equity. Transaction adjustments arising from operations as well as gains and losses from any specific foreign currency transactions are included in the reported net income for the period.

The exchange rates used on Polish zloty denominated transactions and balances for translation purposes as of December 31, 2004 and 2003 for one U.S. Dollar were 2.99 PLN and 3.74 PLN, respectively. As of September 23, 2005 the Polish Zloty to U.S. Dollar conversion rate was 3.22 PLN.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Segment Reporting

The Company operates mainly in one industry segment, production and sales of alcoholic beverages. These activities are conducted by the Company’s subsidiaries in Poland. Substantially all revenues, operating profits and assets relate to this business.

Cash and cash equivalents.

Cash and equivalents consist of deposits with banks and financial institutions which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded based on the invoice price, inclusive of VAT (sales tax). The allowances for doubtful accounts are based upon the aging of the accounts receivable. The Company makes an allowance based on a sliding scale which culminates in a 100% provision should the receivable be over one year old. However, where circumstances require, the Company will also make specific provisions for any excess not provided for under the general provision. When a final determination is delivered to the Company regarding the non-recovery of a receivable, the Company then charges the unrecoverable amount to the accumulated allowance.

Property, Plant and Equipment and Intangibles

Tangible and intangible fixed assets are stated at cost, less accumulated depreciation. Depreciation of tangible fixed assets is computed by the straight-line method over the following useful lives:

Type	Estimated useful life in years
Transportation equipment under capital leases	5
Transportation equipment not under capital lease	5
Software	2.5
Computers and IT equipment	3
Production machinery and equipment	3-10
Freehold land	Not depreciated
Freehold buildings	40

The Company periodically review its investment in intangible and fixed assets and when indicators of impairment exist and if the value of the assets is impaired, an impairment loss is recognized.

Inventories

Inventories are stated at the lower of weighted average cost or market value. Cost includes direct materials, direct costs, indirect variable costs and allocation of fixed production overheads that are based on the normal capacity of the production capacity of the production facilities. Cost includes customs duty (where applicable), and all costs associated with bringing the inventory to a condition for sale. These costs include importation, handling, storage and transportation costs, and exclude rebates received from suppliers, which are reflected as reductions to closing inventory.

Employee Retirement Provisions

Under Polish Labor Laws, the Company is required to provide each employee reaching their 60th (for women) or 65th (for men) birthday while employed by the Company with a bonus of one month’s salary. The Company expenses these amounts when incurred as they do not represent a material amount in aggregate. Retirements benefits in Poland are generally paid by the State and are financed by taxes paid by employees currently.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Comprehensive Income/(Loss)

Comprehensive Income/(loss) is defined as all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income includes net income adjusted by, among other items, foreign currency translation adjustments. The foreign exchange gains/(losses) on the translation of the financial statements from PLN to U.S. dollars are classified separately as a component of stockholders’ equity and are the only additional component of accumulated other comprehensive income included therein..

Revenue Recognition

Revenue derived from beverage distribution is recognized when goods are delivered to customers. Net sales are stated net of customer discounts, an estimate of customer returns, sales tax (VAT) and excise tax.

Income Taxes and Deferred Taxes

The Company computes and records income taxes in accordance with the liability method. Deferred tax assets and liabilities are recorded based on the difference between the accounting and tax basis of the underlying assets and liabilities based on enacted tax rates expected to be in effect for the year in which the differences are expected to reverse.

3. Trade Accounts Receivable and Allowances for Doubtful Accounts

Changes in the allowance for doubtful accounts during each of the three years in the period ended December 31, 2004 were as follows:

	December 31,
	2004	2003	2002
Trade accounts receivable, gross	$67,741	$57,167	$60,130

Allowances for Doubtful Debts
Balance, beginning of year	$1,210	$1,825	$1,206
Effect of FX movement on opening balance	303	49	46
Provision for bad debts – reported in income statement	1,646	1,359	1,321
Utilization of allowances for Doubtful Debts	(709)	(2,023)	(748)
Balance, end of year	$2,450	$1,210	$1,825

Trade accounts receivable, net	$65,291	$55,957	$58,305

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

4. Inventories

Total inventories comprise:

	December 31,
	2004	2003
Raw Materials and supplies	$3,809	$3,855
Finished Goods	8,815	4,860

Total	$12,624	$8,715

5. Prepaid expenses and other receivables

Prepaid expenses and other receivables comprise:

	December 31,
	2004	2003
Prepaid expenses	$2,841	$1,961
Tax receivables	1,098	1,482
Other receivables	292	626

Total	$4,231	$4,069

6. Income and Deferred Taxes

The Company operates in two tax jurisdictions, the Netherlands and Poland. All Polish subsidiaries file their own separate corporate tax returns and account for their own deferred tax balances.

Total income tax expense varies from the expected income tax expense computed at Polish statutory rates (28% in 2002, 27% in 2003 and 19% in 2004) as follows:

	2004	2003	2002
Tax at statutory rate	$3,395	$1,429	$979
Effect of changes in tax rates on net deferred tax assets	—	480	71
Permanent differences	356	2,801	303
Utilization of previous years WTK Soplica tax losses	—	(686)	—
Previous years income tax adjustment	—	379	—

Income tax expense	$3,751	$4,403	$1,353

including:

Current income tax	3,830	3,178	1,830
Movement in deferred tax	(79)	1,225	(477)

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2004	2003
Deferred tax assets:
Allowance for doubtful accounts receivable	$776	$401
Unrealized foreign exchange losses/(gains), net	12	15
Accrued expenses, deferred income and prepayments, net	1,242	1,018

Deferred tax asset	$2,030	$1,434

Deferred tax liability
Deferred income	263	168
Timing differences for finance type leases	187	80

Deferred tax liability	$450	$248

Total deferred tax asset	2,030	1,434
Total deferred tax liability	450	248

Total net deferred tax asset	$1,580	$1,186

Classified as:
Current deferred tax asset	$1,580	$1,186

In December 2003, legislation was enacted which reduced the corporate income tax rates in Poland effective January 1, 2004. The enacted tax rate of 27% was reduced to 19%. This impacted the value of the brought forward deferred tax assets by approximately $480,000.

The tax liabilities (including corporate income tax, Value Added Tax (VAT), social security and other taxes) may be subject to examinations by Polish tax authorities for up to five years from the end of the year the tax is payable. As the application of tax laws and regulations are susceptible to varying interpretations, amounts reported in the consolidated financial statements could be changed at a later date upon final determination by the tax authorities.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

7. Intangible Assets

Intangible assets presented on the year end balance sheet represent the trade marks of Soplica, Czysta Slaska and other and software (mainly SAP R3 implemented in 2002).

	Soplica Trade Mark	Boss Trade Mark	Software	Other	Total
Acquisition Cost
Balance as at December 31, 2002	—	294	1,942	210	2,446
Effects of foreign exchange movement	—	8	51	6	65
Additions	—	—	60	113	173
Balance as at December 31, 2003	—	302	2,053	329	2,684
Effects of foreign exchange movement	—	76	515	82	673
Additions	11,169	—	399	19	11,587
Balance as at December 31, 2004	11,169	378	2,967	430	14,944

Cumulative Depreciation
Balance as at December 31, 2002	—	59	1,017	7	1,083
Effects of foreign exchange movement	—	2	27	0	29
Depreciation charge	—	60	494	117	671
Balance as at December 31, 2003	—	121	1,538	124	1,783
Effects of foreign exchange movement	—	30	386	31	447
Depreciation charge	—	76	627	152	855
Balance as at December 31, 2004	—	227	2,551	307	3,085
Net book value December 31, 2002	—	235	925	203	1,363
Net book value December 31, 2003	—	181	515	205	901
Net book value December 31, 2004	11,169	151	416	123	11,859

The addition of $ 9.9 million results from the acquisition of Hillcroft Ltd., the owner of the Soplica trade mark. See the note 15.

Estimated aggregate future amortization expense for intangible assets is as follows:

2005	$288
2006	276
2007	95
2008	4
2009	2

Total	$665

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

8. Property, Plant and Equipment

Equipment, presented net of accumulated depreciation in the consolidated balance sheets, consists of:

	Land & Buildings	Machinery and Equipment	Transportation under capital lease	Other	WIP	Total
Acquisition Cost
Balance as at December 31, 2002	2,579	3,460	2,654	397	257	9,347
Effects of foreign exchange movement	69	92	71	11	6	249
Additions	1,074	2,564	1,566	119	—	5,323
Disposals/Transfers	—	(60)	(1,686)	—	(238)	(1,984)
Balance as at December 31, 2003	3,722	6,056	2,605	527	25	12,935
Effects of foreign exchange movement	934	1,519	653	132	6	3,244
Additions	58	741	1,916	238	561	3,514
Disposals/Transfers	—	(42)	(1,056)	(12)	—	(1,110)
Balance as at December 31, 2004	4,714	8,274	4,118	885	592	18,583

Cumulative Depreciation
Balance as at December 31, 2002	751	2,215	1,281	221	—	4,468
Effects of foreign exchange movement	19	60	34	6	—	119
Depreciation charge	173	355	614	59	—	1,201
Disposals/Transfers	—	(60)	(1,397)	—	—	(1,457)
Balance as at December 31, 2003	943	2,570	532	286	—	4,331
Effects of foreign exchange movement	237	645	133	72	—	1,087
Depreciation charge	240	679	754	95	—	1,768
Disposals/Transfers	—	(43)	(570)	(9)	—	(622)
Balance as at December 31, 2004	1,420	3,851	849	444	—	6,564

Net book value December 31, 2002	1,828	1,245	1,373	176	257	4,879
Net book value December 31, 2003	2,779	3,486	2,073	241	25	8,604
Net book value December 31, 2004	3,294	4,423	3,269	441	592	12,019

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

9. Short Term Loans and Credit Facilities

The Company has banking facilities with two banks which are both used to support the Company with working capital. These comprise overdraft credit agreement with BRE Bank S.A. and Citibank Handlowy S.A.

Bank name	Expiration date	Available amount in thousands of PLN	Type of security
BRE Bank SA	January 30, 2006	50,000	Global assignment of receivables
Citibank Handlowy S.A.	June 20, 2005	67,000	Global assignment of receivables, registered pledge on assets, insurance policy

As of December 31, 2004 the total debt outstanding under Citibank Handlowy S.A. revolving credit facilities was PLN 21.8 million ($7.3 million) with PLN 45.2 million ($15.1 million) available and PLN 0 million drawn down under BRE Bank S.A. credit facilities with PLN 50.0 million ($16.7 million) available.

These facilities are disclosed in the financial statements as:

	December 31,
	2004	2003
Overdrafts	$7,305	$13,379
Related party loan	5,483	—
Third party short term loan	4,236	6,279

Total	$17,024	$19,658

In 2004 the Company concluded the loan facility agreements with Takirra Investment Corporation N.V. and Remy Cointreau S.A. amounting to EUR 1.9 million from Takirra and EUR 1.9 million from Remy. The loans will expire on December 31, 2005.

The short term loan from third parties relates to the loan agreement between WTK Soplica and J.H.H. Exploitatie Maatschapij B.V. WTK Soplica was sold by Bols in July 2005.

The overdraft and related party loans were repaid in the first half of 2005.

10. Lease Obligations

In May 2000, the Company entered into a non cancelable operating lease, for its main office in Warsaw, which stipulated monthly payments of $18,000 for six years. This lease cannot be terminated. In February 2004, the Company renegotiated this lease by signing a new agreement ending May 31, 2006 at a lower rent of $16,000 per month. In June 2004, the Company entered into another non cancelable operating lease agreement, for its Central and Eastern Europe Regional office in Warsaw. The rental agreement, with monthly payments of $6,000 will end in July 2010. The following is a schedule by years of the future rental payments under the non-cancelable operating leases as of December 31, 2004.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

2005	$268
2006	155
2007	75
2008	75
2009	75
Thereafter	0

$648

The Company also has rental agreements for warehouse space. The main external warehouse is located in Oborniki, in the proximity of the production plant and is mainly used for storage of POS materials, imported products and vodka sold to duty free and foreign customers. Monthly rentals amount to $40,000- $45,000 per month. The warehouse lease agreement can be terminated by either party with three month’s prior notice.

The rental expense incurred under operating leases during 2004, 2003 and 2002 was as follows:

	2004	2003	2002
Rent expense	$959	$925	$896

During 2004, the Company continued its policy of renewing its car and fork-lift truck fleet by way of capital leases. The future minimum lease payments for the assets under capital lease at December 31, 2004 are as follows:

2005	$1,301
2006	844

Gross payments due	$2,145

11. Other accrued liabilities

Other accrued liabilities comprised:

	December 31,
	2004	2003
Provision for underpaid excise tax and related penalty interest	$9,336	$7,463
Provision for penalty related to VAT	318	255
Liabilities related to sales of receivables with recourse	4,478	3,457
Other accruals	5,721	2,700

Total	$19,853	$13,875

In 2003 the Company received a decision of the Tax inspection Office (UKS) concerning an additional excise tax payment for the period October 1 to December 31, 2002 in the amount of PLN 8.1 million ($2.1 million) and a penalty of PLN 1.3 million ($0.3 million). According to UKS, the Company failed to comply with the obligation to decrease sales prices by 20% during the six months period from October 1, 2002, which constituted a condition for a 30% excise tax decrease. These additional charges were paid in 2003 and recognized in the financial statements for the year ended December 31, 2003.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

In 2004 the Company was subject to a similar examination for the period January 1 to March 31, 2003. As a consequence of the previous tax decision the Company decided to recognize the additional provision for underpaid excise tax of PLN 20.9 million ($ 7.0 million) and related penalty of PLN 6.9 million ($2.3 million) in the financial statements for the year ended December 31, 2003. In July 2005 the tax office issued the decision related to the period January 1 to March 31, 2003, which determined the excise tax underpayment at the level recognized by the Company.

12. Financial Instruments, Commitments and Contingent Liabilities

Financial Instruments and Their Fair Values

Financial instruments include cash and cash equivalents, accounts receivable, certain other current assets, trade accounts payable, overdraft facilities and other payables. These financial instruments are disclosed separately in the consolidated balance sheets and their carrying values approximate their fair market values. Financial instruments are denominated in stable currencies and they are of a short-term nature whose interest rates approximate current market rates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable from Polish companies. Credit is given to customers only after a thorough review of their credit worthiness. The Company does not normally require collateral with respect to credit sales. The Company routinely assesses the financial strength of its customers. As of December 31, 2004 and 2003, the Company had no significant concentrations of credit risk. The Company has not experienced large credit losses in the past. The Company restricts temporary cash investments to financial institutions with high credit ratings.

Inflation and Currency Risk

The Polish government has adopted policies that in recent years have lowered and made more predictable the country’s level of inflation. The annual rate of inflation was approximately 1.1% in 2002, 1.7% in 2003 and 3.5% in 2004. Using average National Bank of Poland exchange rates for the full year, the zloty in comparison to the U.S. Dollar appreciated by 9% in 2004, 2.6% in 2003 and 3.7% in 2002.

Supply contracts

The basic raw materials used in the production of spirits include rectified spirits and packaging materials such as bottles, labels, caps and cartons. Bols’ agreements with the suppliers of these raw materials are generally negotiated with indefinite terms, subject to each party’s right of termination upon six months’ prior written notice. The prices for these raw materials are negotiated every year, except for rectified spirits which are negotiated every six months. Bols has several suppliers for each raw material in order to minimize the effect on its business if a supplier terminates its agreement with Bols or if disruption in supply of raw materials occurs for any other reason. In general, fluctuations in the prices of raw materials have not had a material adverse effect on the operating results of our production business.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

13. Related Party Transactions

The Company had relationships with the following related parties; CLS Remy Cointreau S.A., Takirra Investment Corporation N.V., RC One, Bols Distilleries B.V., Bols International Export Licenses B.V., Bols Hungary Kft, Unipol B.V, and others.

All imported products distributed by the Company in Poland were purchased from related parties such as: CLS Remy Cointreau S.A., RC One, Bols International Export Licenses B.V.

Unipol B.V. is the owner of Bols trade mark. Botapol were obliged to pay charges concerning the license for using the Bols trade mark in connection with the manufacturing, marketing and use of Bols vodka in Poland and Russia. In 2004 the charges concerning this license agreement amounted to $2.8 million.

Bols Sp. z o.o. renders services for CLS Remy Cointreau concerning the management of the Central and Eastern Europe Region (“CEE”) of Remy Cointreau.

In 2004 the Company concluded a loan facility agreements with Takirra Investment Corporation N.V. and Remy Cointreau S.A. amounting to EUR 1.9 million from Takirra and EUR 1.9 million from Remy. The loans will expire on December 31, 2005.

The revenues and expenses and the nature of transactions are as below:

	Revenues	Nature	Expenses	Nature
CLS Remy Cointreau	$1,009	Services of CEE Region management	$266	Import of products

Bols Distilleries B.V.	399	Marketing services of Russian Market	—

Bols International Export Licenses B.V.	81	Sales of Bols products and production materials	2,352	Import of products

Bols Hungary Kft	1,103	Sales of Bols products and production materials	9	Logistic services

Maxxium Czech	120	Sales of Bols products	5	Services

Maxxium Denmark A/S	231	Sales of Bols products	—

Maxxium Norge A/S	5	Sales of Bols products	—

Maxxium Finland A/S	20	Sales of Bols products	—

UNIPOL B.V.	—		2,793	License for Bols Trade Mark

RC One	—		1,065	Import of products

Total	$2,968		$6,490

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Accounts receivable from related parties presented on our year-end balance sheet is as follows:

	December 31,
	2004	2003
Bols Hungary Kft	$442	$108
Maxxium Czech A/S	13	120
Maxxium Danmark A/S	—	4
Maxxium Norge A/S	3	—
CLS Remy Cointreau	1,238	864
Bols Distilleries B.V.	517	24
Bols Sports & Travels B.V.	8	—
Bols International Export Licenses B.V.	1	34
Rother	1	3

Total	$2,223	$1,157

Accounts payable with related parties presented on our year-end balance sheet is as follows:

	December 31,
	2004	2003
Botapol Management B.V.	$4,824	$—
Bols Hungary Kft	6	—
Maxxium Danmark A/S	48	—
CLS Remy Cointreau	197	126
Bols Distilleries B.V.	119	—
RC One	673	—
Bols Sports & Travels B.V.	35	57
Unipol B.V.	682	515
Bols International Export Licenses B.V.	—	159
Del Bols B.V.	71	59

Total	$6,655	$916

The majority of related parties accounts payable and receivable were repaid or compensated by July 2005.

14. Derivative financial instruments

There were no derivative financial instruments in any of the financial statements periods presented.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

15. Business combination

On June 28, 2004, the acquisition agreement of Hillcroft from Bruncaster Limited and Milton Limited was signed. Hillcroft is the owner of the trade marks for Soplica and Slaska vodka. The Company acquired the trade marks and related assets for EUR 8.1 million ($12.4 million). The trade marks were recorded at their estimated fair values of approximately $11.1 million determined by the management with the assistance of independent valuers. The trade marks are deemed to have an indefinite useful life. The results of the acquired company for the period from July 1, 2004 are included in the 2004 Income statement.

Purchase price	$12,362
Net asset base	(1,252)
Valuation of trade marks	(11,110)

Goodwill	$—

The condensed balance sheet of Hillcroft at the acquisition date is as below:

June 28, 2004
Cash	$468
Accounts receivable	802
Intangible assets	71

Total Assets	$1,341

Notes and accounts payable	$5
Tax payable	84
Equity	1,252

Total Liabilities and stockholders’ equity	$1,341

16. Subsequent events

On July 1, 2005 the Company sold all its shares in WTK Soplica for the amount of $5 thousand.

On June 27, 2005, Rémy Cointreau S.A., Botapol Management B.V. and Takirra Investment Corporation N.V. , the owners of the Company, entered into a Share Sale Agreement with Central European Distribution Corporation (“CEDC”) and its wholly-owned subsidiary, Carey Agri International Poland Sp. z o.o. (“Carey Agri”) to sell 100% of the outstanding capital stock of the Company to CEDC for US $270.0 million. CEDC acquired 47.1% of the Company’s stock and Carey Agri acquired 52.9% of the Company’s stock. On August 17, 2005 the sale of the Company to CEDC and Carey Agri was completed, following approval of the Polish anti-monopoly office.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

17. Supplemental Income Statement information.

Other non-operating expenses comprises:

	2004	2003	2002
Accrued unpaid excise tax penalties	$—	$(1,781)	$—
Accrual for VAT receivables and tax penalties	(1,137)	—	—
Gain/(Loss) on fixed assets disposal	(36)	379	401
Bank charges	(52)	(577)	(1,125)

Total	$(1,225)	$(1,979)	$(724)